UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 4, 2003

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(808)544-0500
(Registrant’s telephone number, including area code)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

	(c)	Exhibits

		99.1	Notice to Executive Officers and Directors of Central Pacific Financial Corp. and Executive Officers of Central Pacific Bank dated December 4, 2003

		99.2	Written Determination Pursuant to Rule 104(b)(2)(ii) of Regulation BTR

ITEM 11.	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On December 4, 2003, Central Pacific Financial Corp. (the “registrant”) issued a notice to directors and executive officers of the registrant and executive officers of Central Pacific Bank regarding a temporary blackout period affecting the Central Pacific Financial Corp. Stock Fund of the Central Pacific Bank 401(K) Retirement Savings Plan (the “Notice”).  In addition and with the Notice, the registrant provided a written determination with respect to its reasonable determination that due to events that were unforeseeable to and circumstances that were beyond the reasonable control of the registrant, advance notice regarding the temporary blackout period was not possible (the “Written Determination”).  A copy of the Notice and Written Determination are set forth in Exhibits 99.1 and 99.2 and are incorporated by reference herein.

The registrant received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 (29 U.S.C. 1021(i)(2)(E)) on November 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: December 4, 2003	/s/ Clint Arnoldus
Clint Arnoldus
Chairman, President and Chief Executive Officer